UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): February 26, 2026

Presurance Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 West Big Beaver, Suite 319

Troy, MI 48084

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 509-9202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PRHI	The Nasdaq Stock Market LLC
9.75% Senior Notes due 2028	PRHIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Redemption Agreement

On February 27, 2026 (the “Redemption Date”), Presurance Holdings, Inc. (the “Company”) entered into a Redemption Agreement (the “Redemption Agreement”) with Clarkston Companies, Inc. (“Clarkston”), an entity affiliated with Jeffrey Hakala, a member of the Board of Directors of the Company, pursuant to which the Company agreed to repurchase and redeem, and immediately cancel and return to the status of authorized but unissued shares of preferred stock, all of the Series B preferred stock (the “Series B Preferred Stock”) of the Company for a redemption price equal to: (a) the issue price of $5,000 per share (the “Series B Preferred Stock Issue Price”) plus (b) accrued and unpaid dividends through the Redemption Date equal to $101.30 per share (the “Unpaid Dividends”).

In accordance with the Redemption Agreement, on the Redemption Date, the Company repurchased and redeemed all of the Company’s Series B Preferred Stock from Clarkston in full for an aggregate redemption price of $7.5 million. Pursuant to the Redemption Agreement, a portion of the purchase price equal to the Series B Preferred Stock Issue Price was offset against (a) an amount due to the Company from Clarkston under a Rights Offering Backstop Agreement, dated as of February 3, 2026, by and among the Company and Clarkston (the “Backstop Agreement”) entered into in connection with the Rights Offering (as described below under Item 3.02), and (b) the portion of the purchase price equal to the Unpaid Dividends.

The foregoing description of the Redemption Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Redemption Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Amendment

On February 26, 2026, the Company amended its common stock purchase warrant issued on February 27, 2025 (the “Warrant”) to correct certain errors and limit the rights granted to the holders of the Warrant (the “Warrant Amendment”).

All other terms of the Warrants remain unchanged.

The foregoing summary of the Warrant Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the Warrant Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On February 27, 2026, the Company completed its previously announced rights offering (the “Rights Offering”), which expired at 5:00 pm, New York City time, on February 24, 2026. Subscribers in the Rights Offering exercised rights to purchase an aggregate of 4,284,640 shares of the Common Stock, and the gross proceeds received from the subscribers in the Rights Offering was approximately $4.3 million.

Pursuant to the Backstop Agreement, Clarkston agreed to purchase all unsubscribed shares of Common Stock to be issued under the Rights Offering at a price of $1.00 per share (the “Backstop Commitment”). In satisfaction of the Backstop Commitment, Clarkston and its assignee (the “Backstop Purchasers”) paid an aggregate purchase price of approximately $2.2 million in cash together with the offset of proceeds of the repurchase and redemption of the Series B Preferred Stock described above under Item 1.01 and the Company issued 9,715,360 shares of Common Stock to the Backstop Purchasers. The gross cash proceeds received by the Company from the Backstop Commitment were approximately $2.2 million. All shares issued to the Backstop Purchasers in satisfaction of the Backstop Commitment were issued in a transaction pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 3.03. Material Modifications to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K regarding the Certificate of Designation (as defined below) is hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2026, the Company filed a Certificate of Correction (the “Certificate of Correction”) to the Certificate of Designation of Series B Preferred Stock (the “Certificate of Designation”) of the Company to a) correct the Series B Preferred Stock dividend rate and b) allow the Company to redeem the Series B Preferred Stock at any time prior to the Maturity Date (as defined in the as defined in the Certificate of Designation of Series B Preferred Stock) by modifying Section 3.03 and Section 5.01 of the Certificate of Designation, respectively.

The foregoing description of the Certificate of Correction does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Certificate of Correction, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 27, 2026, the Company issued a press release announcing the closing on February 27, 2026 of its previously announced Rights Offering, which expired at 5:00 p.m., New York City time, on February 24, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Correction of the Certificate of Designation of Series B Preferred Stock, filed February 26, 2026
4.1	Amendment to Warrant to Purchase Common Stock
10.1	Redemption Agreement, dated February 27, 2026, by and between the Company and Clarkston Companies, Inc.
99.1	Press Release of the Company, dated February 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Presurance Holdings, Inc.

Date: February 27, 2026	By:	/s/ BRIAN J. RONEY
Brian J. Roney
Chief Executive Officer